Exhibit 3.6

YUKON

BUSINESS CORPORATIONS ACT
(Section 27 or 171)

FORM 5-01

ARTICLES OF AMENDMENT

1. NAME OF CORPORATION

IVANHOE MINES LTD.
Corporate Access Number: #27202

2. THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED PURSUANT TO A COURT ORDER:

YES ☐ NO ☑

3. THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

4. Number (or minimum or maximum number) of Directors:

Minimum of 3 and a maximum of 9

4. DATE	SIGNATURE	TITLE

June 24, 2000		Secretary